UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 15, 2020

Universal Solar Technology, Inc.

(Exact name of registrant as specified in its charter)

Nevada 000-1434389 82-4307598

(State or other jurisdiction

of incorporation) (Commission File Number) (I.R.S. Employer

Identification No.)

10685 Hazel Hurst Drive, Suite 21698

Houston, Texas 77043

(Address of principal executive offices) (Zip Code)

(832) 991-2275

(Registrants telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act

(17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act

(17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange

Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange

Act (17 CFR 240.13e-4(c))

________________________________________

Item 8.01.Other Events.

Item 1 of 1. Entry into a material events:

General
Universal Solar Technology, Inc. announces that the finalization of the
Year End financials is being completed for filing through OTC Markets in advance of the required filing deadline to resume OTC Markets reporting.
In addition, the company is announcing the launch of a PIPE (Private
Investment in a Public Equity) to build and scale the Entrex Carbon Market management team and marketing initiatives.

The Market was launched in 2019 and has 12 offerings of Carbon Offsets and 49 Buyers registered as Entrex Market Members.  The Market offers a regulatory compliant trading platform to buy, sell and retire securitized carbon offsets.

Details of the Offering can be provided to Accredited and Institutional investors from Stephen H. Watkins, CEO of Entrex at SWatkins@entrex.net

This is not an offer to sell securities. This is for information purposes only and does not constitute an offer to sell or a solicitation of an offer to buy any interests or any other securities of Entrex. Any such offer will be made only pursuant to the Regulation D PIPE Information Memorandum.

All notices and other communications among the Parties shall be in writing and shall be deemed to have been duly given (i) when delivered in person, (ii) when delivered after posting in the United States mail having been sent registered or certified mail return receipt requested, postage prepaid, (iii) when delivered by FedEx or other nationally recognized overnight delivery service or (iv) when e-mailed during normal business hours (and otherwise as of the immediately following
Business Day), addressed as follows:

if to Parent, to:

Chairman of the Board of Directors
Universal Solar Technology, Inc
10685 Hazel Hurst Drive, Suite 21698
Houston, TX 77043
Attention: Paul D. Landrew
Email: Paul.Landrew@universalsolartechnology.com

if to the Company to:

Entrex Holding Company (EHCo, LLC)
150 East Palmetto Park Road
Boca Raton, FL 33432
Attention: Stephen H. Watkins
Email: SWatkins@entrex.net

________________________________________

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the

Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 15, 2020

UNIVERSAL SOLAR TECHNOLOGY, INC.

By: /s/    Paul D. Landrew

Name: Paul D. Landrew

Title: Chairman of the Board of Directors and Chief Executive Officer